UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

Wilshire Bancorp, Inc.

(Exact name of registrant as specified in its charter)

California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard,

Los Angeles, California 90010

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (213) 387-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement

On July 15, 2013, Wilshire Bancorp, Inc., a California corporation (“Wilshire”), WS Merger Acquisition Corp., a California corporation and wholly-owned subsidiary of Wilshire (“Newco”) and Saehan Bancorp, a California corporation (“Saehan”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) providing for the acquisition by Wilshire of Saehan pursuant to the merger of Saehan with and into Newco, with Newco surviving the merger (the “Merger”).

Pursuant to the terms and subject to the conditions of the Merger Agreement, which has been approved by the Board of Directors of each of Wilshire and Saehan, each share of Saehan common stock (“Saehan Common Stock”) outstanding immediately prior to the effective time of the Merger will be converted into the right to receive, subject to allocation procedures and certain limitations, either (i) 0.06080 shares of WIBC’s common stock or (ii) $0.4247 in cash or (iii) a unit consisting of Wilshire Bancorp common stock and cash. Saehan Bancorp shareholders will receive a fixed amount of cash totaling approximately $50.4 million and a fixed amount of Wilshire Bancorp common stock totaling approximately 7.2 million shares. The actual value received by Saehan Bancorp shareholders on a per share basis for those receiving Wilshire common stock will fluctuate based on Wilshire Bancorp’s stock price.  Each holder of Saehan stock options will enter into an option holder agreement, agreeing to cash out his or her Saehan stock options and cancel them.  The terms of the option holder agreement are further described below.

As soon as practicable after the consummation of the Merger, Saehan Bank, a California state chartered bank and the wholly-owned subsidiary of Saehan (“Saehan Bank”), will merge with and into Wilshire State Bank, a California state chartered bank and the wholly-owned subsidiary of Wilshire (“Wilshire Bank”), with Wilshire Bank surviving the merger.

The Merger Agreement contains customary representations, warranties, and covenants made by each of Wilshire and Saehan.  In addition, Saehan has agreed, among other things, not to solicit certain acquisition proposals.  However, under certain circumstances specified in the Merger Agreement, Saehan is entitled to enter into discussions and negotiate with third parties who submit to Saehan certain unsolicited acquisition proposals which the Board of Directors of Saehan determines either constitute, or are reasonably likely to result in, a superior offer.

Completion of the Merger is subject to certain conditions, including, among others, the: (i) adoption of the Merger Agreement by Saehan’s stockholders, (ii) listing on NASDAQ of the shares of Wilshire Common Stock to be issued in the Merger, (iii) receipt of all governmental consents and approvals required to consummate the Merger, (iv) U.S. Securities and Exchange Commission (the “SEC”) having declared effective under the Securities Act of 1933, as amended, Wilshire’s registration statement covering the issuance of shares of Wilshire Common Stock in the Merger, (v) absence of any injunction, order or legal restraint prohibiting the consummation of the Merger, (vi) absence of a Material Adverse Effect on Wilshire or Saehan, and (vii) receipt by Saehan and Wilshire of opinions from their respective legal counsel that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.  The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct to the extent provided in the Merger Agreement and the other party having performed in all material respects its obligations under the Merger Agreement.

The Merger Agreement contains certain termination rights for both Wilshire and Saehan, including, among others, if the Merger is not consummated on or before March 31, 2014, unless further extended in accordance with the Merger Agreement, if there is a Material Adverse Effect with respect to the other party, or if the requisite approval of the shareholders of Saehan is not obtained.  In addition,

Saehan is entitled under certain circumstances to terminate the Merger Agreement and enter into a definitive agreement with a third party providing for a superior offer and, in connection therewith, to concurrently pay to Wilshire a $4,219,000 termination fee in such event.

The Merger is expected to close in the fourth quarter of 2013.

Aside from the transactions contemplated by the Merger Agreement, there is no material relationship between Wilshire and Saehan.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

In connection with entering into the Merger Agreement, the Company entered into a Voting and Non-Competition Agreement with each of the directors of Saehan, except for Dong Il Kim, President and Chief Executive Officer of Saehan, pursuant to which such directors have agreed, subject to the terms set forth therein, to vote their shares of Saehan common stock in favor of the Merger and related matters, and to become subject to certain noncompetition and nonsolicitation restrictions for a period of two (2) years after the consummation of the Merger.  Mr. Kim has entered into a Voting and Non-Solicitation Agreement with the Company, pursuant to which Mr. Kim has agreed, subject to the terms set forth therein, to vote his shares of Saehan common stock in favor of the Merger and related matters, and to become subject to certain nonsolicitation restrictions for a period of two (2) years after the consummation of the Merger

In addition, the Company entered into a Voting and Support Agreement with Dahaam-Net Co., Ltd., William Park, Don Rhee, The Rhee Family Trust, Don Rhee & Bok Kyung Rhee Jt Ten, Active USA, Inc, Abacus Capital Group, Il Young Kim Penison Trust, Imedra #841 Family Limited Partnership, Dong Soo Han MD, Inc., DS Han Family Partnership, Dong S Han et al PTR, Hanpark Investments LLC, and Maple Drive Investments LLC, shareholders of Saehan, pursuant to which such shareholders have agreed, subject to the terms set forth therein, to vote their shares of Saehan common stock in favor of the Merger and related matters(together with the Voting and Non-Competition Agreement and the Voting and Non-Solicitation Agreement, the “Voting Agreements”).  The parties to the Voting Agreements beneficially own in the aggregate approximately 52% of the outstanding shares of Saehan common stock.  A two-thirds vote of the outstanding shares of Saehan common stock is necessary for shareholder approval of the Merger.

The foregoing description of the Voting and Non-Competition Agreement and the Voting and Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the form of Voting and Non-Competition Agreement and the form of Voting and Support Agreement included as Exhibits B and C, respectively, to the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.  The foregoing description of the Voting and Non-Solicitation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the form of Voting and Non-Solicitation Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Each holder of Saehan stock options will enter into an option holder agreement, agreeing to cash out his or her Saehan stock options and cancel them.  In the money option holders will receive the spread between the exercise price of such options and the market value of Saehan Common Stock on the closing date, while out of the money option holders will receive a flat $500 for cancellation of all of his or her options.  However, Wilshire has the ability to require assumption or substitution with respect to any option holder who will not sign such an agreement.

The foregoing description of the Option Holder Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the form of Option Holder Agreement included as Exhibit D to the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement.  They are not intended to provide any other factual information about Wilshire, Saehan or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors.  Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Wilshire, Saehan or any of their respective subsidiaries, affiliates or businesses.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Wilshire or Saehan.  Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Wilshire or Saehan and their respective subsidiaries and affiliates that the respective companies include in reports, statements and other filings they make with the SEC.

Item 8.01.             Other Events.

On July 15, 2013, Wilshire issued a joint press release and held a joint press conference with Saehan announcing the execution of the Merger Agreement.  A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Additionally, on July 15, 2013, Wilshire and Saehan jointly disseminated certain communications to Saehan’s employees discussing the Merger.  A copy of such communication is attached as Exhibit 99.2 and is incorporated by reference into this Item 8.01.

Additionally, on July 15, 2013, Saehan disseminated certain communications to Saehan’s customers discussing the Merger.  A copy of such communication is attached as Exhibit 99.3 and is incorporated by reference into this Item 8.01.

Additionally, a copy of Wilshire’s investor presentation, dated July 15, 2013, is attached as Exhibit 99.4 and is incorporated by reference into this Item 8.01.

Additional Information about the Proposed Merger and Where to Find It

This communication relates to a proposed acquisition by Wilshire of Saehan that will become the subject of a registration statement, which will include a proxy statement/prospectus, to be filed with the SEC that will provide full details of the proposed merger and the attendant benefits and risks.  This communication is not a substitute for the proxy statement/prospectus or any other document that Wilshire may file with the SEC or that Saehan may send to its shareholders in connection with the proposed merger.  Investors and security holders are urged to read the registration statement on Form S-4, including the definitive proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to shareholders as they become available because they will contain important information about the proposed merger.  All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov).  You may also obtain these documents by contacting Wilshire’s Corporate Secretary, at Wilshire Bancorp, Inc., 3200 Wilshire Boulevard, Los Angeles, California 90010, or via e-mail at alexko@wilshirebank.com.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Participants in the Solicitation

Wilshire, Saehan and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed mergers.  Information about Wilshire’s directors and executive officers is available in Wilshire’s proxy statement dated April 19, 2013 for its 2013 Annual Meeting of Shareholders.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Wilshire cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Wilshire and Saehan, including future financial and operating results, Wilshire’s or Saehan’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the ability to obtain the requisite Wilshire and Saehan shareholder approvals; (ii) the risk that Wilshire or Saehan may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (iii) the risk that a condition to closing of the merger may not be satisfied; (iv) the timing to consummate the proposed merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (viii) the diversion of management time on merger-related issues; (ix) general worldwide economic conditions and related uncertainties; (x) the effect of changes in governmental regulations; (xi) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or to otherwise perform as agreed; (xii) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (xiii) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (xiv) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (xv) transaction risk arising from problems with service or product delivery; (xvi) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices or ethical standards; (xvii) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (xviii) reputation risk that adversely affects earnings or capital arising from negative public opinion; (xix) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (xx) economic downturn risk resulting in deterioration in the credit markets; (xxi) greater than expected noninterest expenses; (xxii) excessive loan losses and (xxiii) other factors we discuss or refer to in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC. These risks, as well as other risks associated with the merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the Merger. Additional risks and uncertainties are identified and discussed in Wilshire’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and neither Wilshire nor Saehan undertakes any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger and Reorganization by and between Wilshire Bancorp, Inc., a California corporation, WS Merger Acquisition Corp., a California corporation, and Saehan Bancorp, a California corporation, dated as of July 15, 2013 (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

10.1	Form of Voting and Non-Solicitation Agreement

99.1	Press release issued by Wilshire Bancorp, Inc., dated July 15, 2013

99.2	Joint E-mail from Chief Executive Officer of Wilshire Bancorp, Inc. and Chief Executive Officer of Saehan Bancorp, to employees of Saehan Bancorp, dated July 15, 2013

99.3	Letter from Saehan Bancorp to Saehan customers, dated July 15, 2013

99.4	Investor presentation slides, dated July 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2013	WILSHIRE BANCORP, INC.

	By:	/s/ Jae Whan Yoo
		Name:	Jae Whan Yoo
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger and Reorganization by and between Wilshire Bancorp, Inc., a California corporation, WS Merger Acquisition Corp., a California corporation, and Saehan Bancorp, a California corporation, dated as of July 15, 2013 (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

10.1	Form of Voting and Non-Solicitation Agreement

99.1	Press release issued by Wilshire Bancorp, Inc., dated July 15, 2013

99.2	Joint E-mail from Chief Executive Officer of Wilshire Bancorp, Inc. and Chief Executive Officer of Saehan Bancorp, to employees of Saehan Bancorp, dated July 15, 2013

99.3	Letter from Saehan Bancorp to Saehan customers, dated July 15, 2013

99.4	Investor presentation slides, dated July 15, 2013